UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

ATLANTIC COAST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35072	65-1310069

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4655 Salisbury Road, Suite 110 Jacksonville, Florida 32256

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 342-2824

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Executive Vice President and Chief Financial Officer

On January 28, 2015, Mr. John “Jay” C. Lent informed Atlantic Coast Financial Corporation (the “Company”) and Atlantic Coast Bank (the “Bank”), the Company’s wholly-owned subsidiary, that he is resigning from serving as Executive Vice President and Chief Financial Officer of each the Company and the Bank, effective as of January 29, 2015. To facilitate an orderly transition, Mr. Lent is expected to continue employment with the Company through March 2, 2015, during which time he will be paid his current compensation and benefits. Mr. Lent’s departure is for personal reasons and not related to any disagreement with the Company or the Bank.

Appointment of New Interim Chief Financial Officer

On January 28, 2015, the Company and the Bank appointed Mr. James D. Hogan as Interim Chief Financial Officer, effective as of January 29, 2015. Mr. Hogan’s appointment is contingent upon receipt of regulatory non-objection from the Federal Reserve Bank of Atlanta and the Office of the Comptroller of the Currency. The Company has engaged a national search firm to assist in the Company’s search for a permanent successor as Chief Financial Officer and will make an announcement once a successor to Mr. Hogan is appointed.

Mr. Hogan, aged 70, has served as a director on the Board of Directors of the Company since December 2013 and as Chief Risk Officer of the Company since May 2014. Mr. Hogan previously served the Company as Interim Executive Vice President and Chief Financial Officer from December 2013 to May 2014. Prior to joining the Company, Mr. Hogan served as Executive Vice President and Interim Chief Financial Officer of Customers Bankcorp, Inc. from October 2012 to August 2013. Mr. Hogan also served as Customers Bank’s Executive Vice President and Director of Enterprise Risk Management from June 2010 to October 2012. From 2005 to 2010, Mr. Hogan was retired but continued to work occasionally, primarily in private consulting. Mr. Hogan was Executive Vice President and Chief Financial Officer of Sovereign Bancorp, Inc. from 2001 to 2005. He was the Executive Vice President and Corporate Controller of Firstar Bancorp (now US Bancorp) from 1987 to 2001, and was the Controller of The Idaho First National Bank (now West One Bank) from 1976 to 1987. Mr. Hogan became a certified public accountant in 1970, keeping an active license through 2005, and began his career as a bank audit specialist with Coopers and Lybrand (now PriceWaterhouseCoopers). Mr. Hogan graduated from the University of Miami in 1970 with a B.S. in Accounting.

Beyond his salary for service as Chief Risk Office of the Company at the annual rate of $75,000, Mr. Hogan will receive no incremental salary for his service as Interim Chief Financial Officer. Mr. Hogan will continue to be entitled to participate on the same terms and conditions as other executive officers in the Company’s 401(k) Plan, Stock Option Plan, Recognition and Retention Plan, Employee Stock Purchase Plan, Employee Stock Ownership Plan, Amended and Restated Supplemental Executive Retirement Plan, and employee health and welfare plans.

The appointment of Mr. Hogan as Interim Chief Financial Officer of the Company was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Hogan and any director or other executive officer of the Company and there are no related party transactions between the Company and Mr. Hogan reportable under Item 404(a) of Regulation S-K.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Coast Financial Corporation

Date: January 29, 2015	By:	/s/ John K. Stephens, Jr.
		Name:	John K. Stephens, Jr.
		Title:	President and Chief Executive Officer
(Duly Authorized Representative)

3